Exhibit 10.1

                                                                  EXECUTION COPY

                    AMENDED & RESTATED MANAGEMENT AGREEMENT

                                 by and between

                        CRONOS CONTAINERS (CAYMAN) LTD.

                                      and

                                CF LEASING LTD.

                           Dated as of June 15, 2004

ALL RIGHT, TITLE AND INTEREST IN AND TO THIS AGREEMENT ON THE PART OF CF LEASING LTD HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF FORTIS BANK (NEDERLAND) N.V., AS AGENT, UNDER A

                                                                              E1

Exhibit 10.1

SECURITY AGREEMENT, DATED AS OF SEPTEMBER 18, 2002, FOR THE BENEFIT OF THE LENDERS AND THE OTHER PERSONS REFERRED TO THEREIN.

                                                                              E2

Exhibit 10.1

                               TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
SECTION

1.    DEFINITIONS...............................................................      4
2.    APPOINTMENT/AGENCY........................................................     12
3.    DUTIES/RIGHTS OF MANAGER..................................................     13
4.    AUTHORITY/CONSENTS........................................................     15
5.    REMUNERATION..............................................................     15
6.    PAYMENTS TO/FROM BORROWER.................................................     16
7.    COVENANTS OF MANAGER......................................................     17
8.    WARRANTY..................................................................     21
9.    INSURANCE.................................................................     21
10.   TERM; RESIGNATION BY MANAGER..............................................     22
11.   MANAGER DEFAULT...........................................................     23
12.   NON-EXCLUSIVITY...........................................................     27
13.   SUB-CONTRACTORS AND AGENTS................................................     27
14.   LIENS.....................................................................     28
15.   NO PARTNERSHIP............................................................     28
16.   FORCE MAJEURE.............................................................     28
17.   CURRENCY/BUSINESS DAY.....................................................     28
18.   INDEMNIFICATION...........................................................     28
19.   NO BANKRUPTCY PETITION AGAINST BORROWER...................................     29
20.   REPRESENTATIONS AND WARRANTIES............................................     30
21.   GENERAL...................................................................     32

Exhibit A    Form of Manager Report
Exhibit B    Form of Asset Base Certificate
Exhibit C    Copy of Lease Agent Agreement

                                                                              E3

Exhibit 10.1

                   AMENDED AND RESTATED MANAGEMENT AGREEMENT

      THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT (as amended, modified and supplemented from time to time in accordance with the terms hereof, this "Agreement") is dated as of June 15, 2004 between CF LEASING LTD., a company with limited liability organized and existing under the laws of Bermuda whose registered office is located at Clarendon House, Church Street, Hamilton HM 11, Bermuda (the "Borrower") and CRONOS CONTAINERS (CAYMAN) LTD., a corporation organized and existing under the laws of the Cayman Islands whose office is located at Queensgate House, P.O. Box 30464 SMB, George Town Grand Cayman, Cayman Islands ("Cronos" or the "Manager").

                                    RECITALS

      WHEREAS, the Borrower is the owner of the Managed Containers (as defined herein); and

      WHEREAS, the Manager is in the business of managing Containers (as defined herein) on behalf of owners of containers, and is experienced in administration of companies that own and operate containers;

      NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.    DEFINITIONS

      Capitalized terms used in this Agreement shall have the following meanings, and the definitions of such terms shall be equally applicable to the singular and plural forms of such terms:

      "ACQUISITION AGREEMENT" shall have the meaning set forth in Section 3.3 hereof.

      "ACQUISITION AGENT" means Cronos.

      "ACQUISITION FEE" shall have the meaning set forth in Section 5.2(a) hereof.

      "ADMINISTRATIVE FUNCTION" shall have the meaning set forth in Section 2.1 hereof.

      "AFFILIATE" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "AGENT" means the Person fulfilling the role of the Agent under the Loan Agreement; Fortis will be the initial Agent.

      "AGREEMENT TERMINATION DATE" means the date on which the Manager receives notice that Manager has been terminated as the manager of the Managed Containers pursuant to the provisions of Section 11.2 hereof.

                                                                              E4

Exhibit 10.1

      "APPLICABLE LAW" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "ASSET BASE" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "ASSET BASE CERTIFICATE" means an Asset Base Certificate substantially in the form attached hereto as Exhibit B.

      "BACK-UP MANAGER" means Fortis or any of its Affiliates.

      "BOARD MAJORITY" means, with respect to an action to be approved by the Board of Directors of the Borrower, approval of such action by Directors representing seventy percent (70%) or more of the total number of Directors then constituting the Board of Directors of the Borrower.

      "BORROWER" shall have the meaning set forth in the preamble hereof.

      "BORROWER EXPENSES" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "BUSINESS DAY" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "CASUALTY LOSS" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "CASUALTY PROCEEDS" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "CHANGE OF CONTROL" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "COLLATERAL" shall have the meaning set forth in Section 1 of the Security Agreement.

      "COLLECTION PERIOD" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "CONSOLIDATED TANGIBLE NET WORTH" shall have the meaning set forth in
Section 101 of the Loan Agreement.

      "CONSOLIDATED TANGIBLE NET WORTH LEVERAGE RATIO" means, for The Cronos Group, the ratio of (i) Total Liabilities to (ii) Consolidated Tangible Net Worth.

      "CONTAINER" or "CONTAINER" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "CONTAINER IDENTIFICATION NUMBER" means the unique reference number assigned to a Container which is painted on or affixed to such Container.

      "CRONOS" shall have the meaning set forth in the preamble hereof.

                                                                              E5

Exhibit 10.1

      "DEBT SERVICE COVERAGE" means, at the end of each of the four (4) immediately preceding fiscal quarters, the ratio of (i) the sum of (a) the consolidated net earnings for the three (3) month period immediately preceding each such quarter end date and (b) depreciation and amortization for the three
(3) month period immediately preceding each such quarter end date and (c) non-cash charges (including, but not limited to, deferred taxes) for the three
(3) month period immediately preceding each such quarter end date less (d) non-cash income for the three (3) month period immediately preceding each such quarter end date, divided by (ii) the aggregate principal portion of interest bearing consolidated fund indebtedness of such Person due within the following twelve (12) months, in each case as determined in accordance with GAAP and as reported on the most recently available quarterly financial statements of The Cronos Group.

      "DETERMINATION DATE" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "DIRECT OPERATING EXPENSE PAYMENTS" for any measurement period means all fixed or variable operating costs and expenses to the extent actually paid by Manager in connection with the use and/or operation of the Managed Containers during such Collection Period but only to the extent not otherwise payable by the relevant user of such Managed Container and net of any rebate, discount or other reduction relating to the relevant cost or expense, including without limitation all of the following:

            (i) expenses of maintaining, repairing, refurbishing, storing, positioning, transporting and handling of the Managed Containers (in each case in accordance with the provisions of this Agreement),

            (ii) the proportion of the fees and expenses of agents used by Manager in the ordinary course of its business that relate to the leasing of Containers (such proportion calculated on a pro-rata basis according to the proportion that the TEU of the Managed Containers bears to the TEU of the Containers in the Container Fleet, including the Managed Containers), depot charges applicable to the Managed Containers (to the extent not charged as a storage expense referred to in subparagraph 1 above) and insurance premiums (as provided for pursuant to Section 7 hereof) including premiums paid by, or to Affiliates of, Manager,

            (ii) legal fees and expenses incurred by Manager in connection with the Managed Containers and the collection of amounts payable by container users pursuant to Leases relating to the Managed Containers,

            (iv) charges, assessments, levies or duties of whatever kind or nature imposed upon or against the Managed Containers,

            (v) ad valorem, gross receipts, property or other taxes levied against or upon the Managed Containers or the amounts payable in respect of the leasing thereof,

            (vi) the costs of any examination, investigation or other proceedings conducted by any regulatory body relating to operation of the Managed Containers, and

            (vii) the cost of any capital improvement with respect to a Managed Container payable by Manager in respect of such measurement period; and

                                                                              E6

Exhibit 10.1

Notwithstanding the above, Direct Operating Expense Payments do not include (x) any Borrower Expenses or (y) marketing, general and administrative expenses of Manager or its Affiliates, whether or not allocable in part or in whole to the Managed Containers.

      "DIRECT OPERATING EXPENSES" for any measurement period means all fixed or variable operating costs and expenses to the extent incurred by Manager in connection with the use and/or operation of the Managed Containers during such Collection Period but only to the extent not otherwise payable by the relevant user of such Managed Container and net of any rebate, discount or other reduction relating to the relevant cost or expense, including without limitation all of the following:

            (i) expenses of maintaining, repairing, refurbishing, storing, positioning, transporting and handling of the Managed Containers (in each case in accordance with the provisions of this Agreement),

            (ii) the proportion of the fees and expenses of agents used by Manager in the ordinary course of its business that relate to the leasing of Containers (such proportion calculated on a pro-rata basis according to the proportion that the TEU of the Managed Containers bears to the TEU of the Containers in the Container Fleet, including the Managed Containers), depot charges applicable to the Managed Containers (to the extent not charged as a storage expense referred to in subparagraph 1 above) and insurance premiums (as provided for pursuant to Section 7 hereof) including premiums paid by, or to Affiliates of, Manager,

            (ii) legal fees and expenses incurred by Manager in connection with the Managed Containers and the collection of amounts payable by container users pursuant to Leases relating to the Managed Containers,

            (iv) charges, assessments, levies or duties of whatever kind or nature imposed upon or against the Managed Containers,

            (v) ad valorem, gross receipts, property or other taxes levied against or upon the Managed Containers or the amounts payable in respect of the leasing thereof,

            (vi) the costs of any examination, investigation or other proceedings conducted by any regulatory body relating to operation of the Managed Containers, and

            (vii) the cost of any capital improvement with respect to a Managed Container payable by Manager in respect of such measurement period; and

Notwithstanding the above, Direct Operating Expenses do not include (x) any Borrower Expenses or (y) marketing, general and administrative expenses of Manager or its Affiliates, whether or not allocable in part or in whole to the Managed Containers.

      "DISPOSITION FEES" shall have the meaning set forth in Section 5.3 hereof.

      "DOLLARS" or "$" shall have the meaning set forth in Section 101 of the Loan Agreement.

                                                                              E7

Exhibit 10.1

      "EARLY AMORTIZATION EVENT" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "EBIT RATIO" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "ELIGIBLE INVESTMENTS" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "EVENT OF DEFAULT" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "FLEET" means, as of any date of determination, the entire fleet of Containers (including the Managed Containers) then owned or managed by the Manager.

      "FORTIS" means Fortis Bank (Nederland) N.V., a Naamloze Vennootschap, its successors and assigns.

      "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "GOVERNMENTAL AUTHORITY" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "GROSS CONTAINER REVENUE RECEIPTS" means for any measurement period:

            1. the gross amounts actually received by Manager during such measurement period from the leasing of the Managed Containers pursuant to Leases, including, without limitation, amounts in respect of per diem charges, pick-up and turn-in charges, charges for early termination, transportation charges, realized exchange differences, pre-trip inspection charges, direct interchange charges, handling and repair charges, off-hire service charges, damage protection premiums and other charges relating to or arising from the Managed Containers, and

            2. all other amounts actually received by Manager which are attributable to the Managed Containers, including but not limited to (i) amounts received from the manufacturers or sellers of the Managed Containers for breach of sale warranties relating thereto or in settlement or satisfaction of any other claims, losses, disputes or proceedings relating to the Managed Containers, (ii) amounts received from any other Person in settlement of any claims, losses, disputes or proceedings relating to the Managed Containers, including insurance proceeds relating thereto, (iii) amounts representing insurance proceeds for lost lease revenues and (iv) any insurance premiums relating to the Managed Containers which have been refunded by the insurer.

Notwithstanding the above, Gross Container Revenue Receipts do not include Sales Proceeds.

         "GROSS CONTAINER REVENUES" means for any measurement period:

                                                                              E8

Exhibit 10.1

            1. the gross amounts actually earned by Manager during such measurement period from the leasing of the Managed Containers pursuant to Leases, including, without limitation, amounts in respect of per diem charges, pick-up and turn-in charges, charges for early termination, transportation charges, realized exchange differences, pre-trip inspection charges, direct interchange charges, handling and repair charges, off-hire service charges, damage protection premiums and other charges relating to or arising from the Managed Containers, and

            2. all other amounts actually earned by Manager which are attributable to the Managed Containers, including but not limited to (i) amounts earned from the manufacturers or sellers of the Managed Containers for breach of sale warranties relating thereto or in settlement or satisfaction of any other claims, losses, disputes or proceedings relating to the Managed Containers, (ii) amounts earned from any other Person in settlement of any claims, losses, disputes or proceedings relating to the Managed Containers, including insurance proceeds relating thereto, (iii) amounts representing insurance proceeds for lost lease revenues and (iv) any insurance premiums relating to the Managed Containers which have been refunded by the insurer.

Notwithstanding the above, Gross Container Revenues do not include Sales
Proceeds.

      "INDEBTEDNESS" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "INSOLVENCY PROCEEDING" means a proceeding under the United States Bankruptcy Code or the Bermuda Companies Act 1981 or similar applicable law in any other applicable jurisdiction.

      "INTEREST EXPENSE" means for any period, the aggregate amount of interest expense as shown for such period on the income statement of the Manager or the Borrower, as applicable.

      "INTEREST RATE HEDGE AGREEMENT" shall have the meaning set forth in
Section 101 of the Loan Agreement.

      "INTEREST RATE HEDGE PROVIDER" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "LEASE" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "LENDER" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "LESSEE" means any Person to whom the Manager (in its capacity as lessor) leases one or more containers.

      "LIEN" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "LIST OF CONTAINERS" shall have the meaning set forth in Section 101 of the Loan Agreement.

                                                                              E9

Exhibit 10.1

      "LOAN AGREEMENT" means the Amended and Restated Loan Agreement, dated as of March 7, 2003, by and among the Borrower, the Agent and the Lenders from time to time party thereto, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

      "MANAGED CONTAINERS" means all of the containers owned by Borrower from time to time, including, without limitation, any Containers acquired by the Borrower in accordance with the provisions of Section 3.3 hereof.

      "MANAGEMENT FEE" shall have the meaning set forth in Section 5.1 hereof.

      "MANAGEMENT FUNCTIONS" shall have the meaning set forth in Section 2.1 hereof.

      "MANAGER" shall have the meaning set forth in the preamble hereof.

      "MANAGER DEFAULT" shall mean the existence of any of the events or conditions set forth in Section 11.1 hereof beyond any applicable grace or cure period set forth therein.

      "MANAGER REPORT" means a written completed informational statement by Manager in the form attached hereto as Exhibit A to be provided by Manager in accordance with the terms of this Agreement.

      "MEMBERS AGREEMENT" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "NET BOOK VALUE" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "NET CONTAINER REVENUE RECEIPTS" means, for any period of measurement, the excess (if any) of (x) the Gross Container Revenue Receipts for such period, over (y) the Direct Operating Expense Payments for such period.

      "NET CONTAINER REVENUES" means, for any period of measurement, the excess (if any) of (x) the Gross Container Revenues for such period, over (y) the Direct Operating Expenses for such period.

      "NET INCOME" means the net income of the Borrower as determined in accordance with GAAP.

      "NOTE" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "OPINION OF COUNSEL" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "OUTSTANDING" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "OUTSTANDING OBLIGATIONS" shall have the meaning set forth in Section 101 of the Loan Agreement.

                                                                             E10

Exhibit 10.1

      "PAYMENT DATE" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "PERMITTED LIENS" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "PERSON" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of September 18, 2002, between the Borrower and Cronos Equipment (Bermuda) Ltd., as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

      "PURCHASE PARAMETERS" shall have the meaning set forth in Section 1.1 of the Members Agreement.

      "RESTRICTED CASH ACCOUNT" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "SALES PROCEEDS" means, with respect to any Managed Container, the gross proceeds of the sale or other disposition of such Managed Container and insurance proceeds, if any, received by Manager in respect of a Casualty Loss affecting such Managed Container, less:

            1. any commission, administrative fee or other amount of cash paid, or to be paid, in connection with such sale or other disposition (which shall include all handling charges incurred in connection with the delivery of such Managed Container to the point of sale and any cash paid, or to be paid, in connection with repairs in respect of damage to such Managed Container, as determined in the sole discretion of Manager), but excluding the Disposition Fee;

            2. the amount considered appropriate by Manager to provide reserves for the payment of taxes, insurance, repairs or other costs and expenses of Manager attributable to such Managed Container sold or otherwise disposed of; and

            3. all costs, expenses and fees paid by Manager in order to ensure that such Managed Container sold or otherwise disposed of satisfies applicable import, customs, tax and other requirements and restrictions and that all required permits and licenses have been obtained and all applicable fees paid;

provided, however, that all of the amounts referred to in subparagraphs 1, 2, and 3 of this definition shall not include (i) any applicable rebate, (ii) any amount described therein which is charged as a Direct Operating Expense, (iii) any amount by which the reserves set aside under subparagraph 2 above exceed the costs and expenses actually incurred by Manager for which such reserves were set aside and (iv) any payment received by Manager or any Affiliate thereof from the purchaser of the relevant Managed Container or any other Person in partial or full payment of such amounts (and to the extent that no such netting occurs, the amount of any such rebate or payment shall form part of the Sales Proceeds of the relevant Managed Container).

      "SECURITY AGREEMENT" means the Security Agreement, dated as of September 18, 2002, by Borrower in favor of the Agent.

                                                                             E11

Exhibit 10.1

      "STRUCTURING/ARRANGEMENT AGENT" means Fortis.

      "STRUCTURING/ARRANGEMENT FEE" shall have the meaning set forth in Section 5.2(B) hereof.

      "SUBSIDIARY" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "TERMINATED MANAGED CONTAINER" means any Managed Container which is subject to the terms of this Agreement on the Agreement Termination Date.

      "TEU" means twenty (20) foot equivalent units, a standard measure of the size of a Container.

      "TRANSACTION DOCUMENTS" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "TRUST ACCOUNT" shall have the meaning set forth in Section 101 of the Loan Agreement.

      "WARRANTY PURCHASE AMOUNT" shall have the meaning set forth in Section 1.1 of the Purchase Agreement.

Other capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Loan Agreement or, if not defined therein, as defined in the Security Agreement.

2.    APPOINTMENT/AGENCY.

      2.1 Upon the terms and conditions hereinafter provided, Borrower hereby appoints Cronos Containers (Cayman) Ltd. for the term set forth in Section 10 hereof to (A) administer the Borrower's business, including performance of all of Borrower's duties and observance of all of Borrower's obligations under this Agreement, the Loan Agreement and the Security Agreement (the functions described in this Section (A) collectively, the "Administrative Functions") and (B) operate, lease and manage the Managed Containers on behalf of Borrower (the functions described in this Section
      (B) collectively, the "Management Functions"). In furtherance of the foregoing, the Borrower hereby grants to Manager the authority to enter into, administer and terminate Leases, to sell, transfer or otherwise dispose of the Managed Containers, to collect monies and make disbursements on behalf of Borrower, and to manage its finances. By executing this Agreement, Cronos Containers (Cayman) Ltd. hereby accepts such appointment and agrees to perform the Management Functions and the Administrative Functions upon the terms and conditions herein.

      2.2 The Borrower shall at all times retain full legal and equitable title to the Managed Containers, notwithstanding the management thereof by Manager hereunder. Manager shall not make reference to or otherwise deal with or treat the Managed Containers in any manner except in conformity with this Section 2.2.

                                                                             E12

Exhibit 10.1

      2.3 Manager shall ensure that the Managed Containers shall carry livery and other such markings as may be required for their operation in the marine shipping service including, for each Managed Container, the Container Identification Number of that Managed Container.

3.    DUTIES/RIGHTS OF MANAGER.

      3.1 (a) Manager shall operate, manage, lease and administer the Managed Containers as part of its Fleet and shall perform all managerial and administrative functions and provide or arrange for the provision of all services of any nature which it considers necessary or desirable to fulfill the Management Functions. Without prejudice to the generality of the foregoing, Manager shall:

                  (i) seek Lessees, arrange for the leasing and enter into Leases as lessor in its capacity of the agent of the Borrower, and decide the identity of each Lessee, the period of each Lease, the rental or other sums payable thereunder, and the form and content of each Lease;

                  (ii) perform on behalf of Borrower the obligations of the lessor under the Leases;

                  (iii) exercise all rights of the lessor under the Leases, including, without limitation, in the name of Manager, the invoicing and collection of rental and other payments due from Lessees;

                  (iv) take any actions Manager deems necessary to ensure compliance by Lessees with the terms of their Leases;

                  (v) log interchanges of the Managed Containers including the return and re-lease of Managed Containers from depots;

                  (vi) inspect, repair, maintain, service and store the Managed Containers to the extent Manager deems necessary for the purposes of this Agreement, to comply with the Leases and in accordance with Manager's maintenance and repair standards for its Fleet;

                  (vii) sell (either outright or through lease/purchase arrangements) Managed Containers in the ordinary course of its business, including the Manager's sell/repair decision-making procedures that are from time to time in effect; provided that, after giving effect to sale no Asset Base Deficiency would then result;

                  (viii) obtain insurance in accordance with the provisions of
                  Section 9 hereof and in respect of any matters which Manager considers necessary or prudent, including, without limitation, public liability insurance;

                  (ix) follow such credit policies with respect to the leasing of the Managed Containers as it follows from time to time with respect to its

                                                                             E13

Exhibit 10.1

                  Fleet and, subject to such credit policies, Manager may, in its sole discretion, (a) determine and approve the creditworthiness of any Lessee (but Manager makes no representation and warranty to Borrower as to the solvency or financial stability of any Lessee), (b) determine that any amount due from any Lessee is not collectible, (c) institute and prosecute legal proceedings against a Lessee as permitted by applicable law, (d) terminate or cancel any Lease, (e) recover possession of Managed Containers from any Lessee, (f) settle, compromise or release any proceeding or claim against a Lessee in the name of Manager or, if appropriate, in the name of Borrower, or (g) reinstate any Lease; provided, however, that the Manager shall not materially modify its credit policies with respect to the leasing of the Managed Containers without the prior written consent of the Agent and each Lender in each instance;

                  (x) ensure that each Managed Container carries its Container Identification Number and other markings as may be required for its operation in marine and intermodal shipping;

                  (xi) institute and prosecute claims against the manufacturers of the Managed Containers as Manager may consider advisable for breach of warranty, any defect in condition, design, operation or fitness or any other non-conformity with the terms of manufacture and/or the related sale agreement; and

                  (xii) prepare and deliver the reports required pursuant to
                  Section 7 hereof.

            (b) In discharging the Administrative Functions, Manager shall perform the following tasks:

                  (i) contract for the services included in the definition of the term "Borrower Expenses" and arrange for the Borrower to pay such amounts in accordance with the terms of the Loan Agreement;

                  (ii) prepare and file all tax returns required to be filed by Borrower, and arrange for the payment by the Borrower of all taxes incurred by Borrower as a Borrower Expense;

                  (iii) in its sole discretion and in accordance with its normal business practices, direct the Agent, in accordance with the terms of the Loan Agreement, as to which Eligible Investments it shall invest funds held in the Trust Account and the Restricted Cash Account;

                  (iv) enter into Interest Rate Hedge Agreements on Borrower's behalf from time to time in accordance with the provisions of the Loan Agreement;

                                                                             E14

Exhibit 10.1

                  (v) maintain Borrower's financial books and records and prepare Borrower's financial statements;

                  (vi) notify each Lender and the Agent of any change in the location of Borrower's books and records; and

                  (vii) arrange for such secretarial, accounting, administrative, financial, technical, research, consulting and legal services (other than legal services which would be a Direct Operating Expense) as the Borrower may require from time to time (it being understood that such consulting and legal services constitute Borrower Expenses).

      Nothing contained in this Section 3.1(b) shall be construed as an obligation of the Manager to pay Borrower Expenses from its own funds.

      3.2 In performing its Management Functions pursuant to this Agreement, Manager shall operate the Fleet in accordance with its reasonable business practice and without preference to ownership thereof, and no preference will be afforded for or against the Managed Containers. Subject to the provisions of this Section 3.2 and the express terms of the Transaction Documents, Manager shall have absolute discretion as to the manner of performance of its duties and the exercise of its rights under this Agreement.

      3.3 [Reserved].

4.    AUTHORITY/CONSENTS.

      Borrower confers on Manager all such authorities and grants all such consents as may be necessary for Manager's performance of its duties under this Agreement, and will, at the request of Manager, confirm any such authorities and consents to any third parties, execute such other documents and do such other things as Manager may reasonably request for the purpose of giving full effect to this Agreement and enabling Manager to carry out its duties hereunder.

5.    REMUNERATION.

      5.1 In consideration of Manager providing the Management Functions and the Administrative Functions, the Borrower shall pay to Manager on each Payment Date for the immediately preceding Collection Period a fee (the "Management Fee") in an amount equal to the sum of (A) the product of (i) the aggregate Net Container Revenues for such Collection Period, multiplied by (ii) eight percent (8.0%) and (B) the product of (x) the net Sales Proceeds of each Container for such Collection Period, multiplied by
      (y) five percent (5%). The Management Fee shall be payable from amounts on deposit in the Trust Account in accordance with the terms and conditions of Section 302 of the Loan Agreement.

      5.2 In connection with each acquisition of a container by the Borrower pursuant to the provisions of Section 3.3 herein, the Borrower shall pay to the Person(s) set forth below on the date of such acquisition:

                                                                             E15

Exhibit 10.1

                  (A) to the Acquisition Agent, a fee (the "Acquisition Fee") in
            an amount equal to the product of (x) one and one quarter percent (1.25%) and (y) the sum of the vendor's or manufacturer's invoice price of such Container and all reasonable and customary inspection, transport, and initial positioning costs necessary to put such container in service; and

                  (B) to the Structuring/Arrangement Agent, a fee (the
            "Structuring/Arrangement Fee") in an amount equal to the product of
            (x) one and one quarter percent (1.25%) and (y) the sum of the vendor's or manufacturer's invoice price of such Container and all reasonable and customary inspection, transport, and initial positioning costs necessary to put such container in service.

Each of the Acquisition Fee and the Structuring/Arrangement Fee shall be added to the purchase price of the related Containers and shall be paid by the Borrower on the date on which such Container is acquired by the Borrower.

      5.3 In connection with each sale or other disposition of a Managed Container by the Borrower, the Borrower shall pay to the Manager on each Payment Date a fee (the "Disposition Fee") that is equal to the product of
      (x) five percent (5%) and (y) the Sales Proceeds (exclusive of any repair allowances) with respect to each sale of a Managed Container in the immediately preceding Collection Period provided that such Sales Proceeds exceeds the Net Book Value of the related Managed Container on the date of disposition thereof. All such Disposition Fees earned in any Collection Period shall be payable on the immediately succeeding Payment Date from amounts on deposit in the Trust Account in accordance with the provisions of Section 302 of the Loan Agreement.

6.    PAYMENTS TO/FROM BORROWER.

      6.1 The Manager shall remit to the Trust Account on a weekly basis all Net Container Revenue Receipts and all Sales Proceeds (less any related Disposition Fees) actually received for the immediately preceding calendar week.

      6.2 Manager's obligation under this Agreement to deposit Net Container Revenue Receipts and all Sales Proceeds (less any related Disposition
      Fees) to the Trust Account in accordance with the provisions of Section
      6.1 shall be absolute and unconditional and all payments thereof shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim or any circumstance, recoupment, defense or other right which Manager may have against Borrower or any other Person for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, (i) any defect in title, condition, design or fitness for use of, or any damage to or loss or destruction of, any Managed Container,
      (ii) any insolvency, bankruptcy, moratorium, reorganization or similar proceeding by or against Manager or any other Person or (iii) any other circumstance, happening or event whatsoever, whether or not unforeseen or similar to any of the foregoing.

      6.3 All payments hereunder shall be made in United States Dollars by wire transfer of immediately available funds prior to 3:00 P.M., London time, on the date of payment.

                                                                             E16

Exhibit 10.1

7.    COVENANTS OF MANAGER.

      7.1 On or prior to each Determination Date, Manager shall deliver to the Borrower, the Agent and each Lender, in the format which Manager uses for its Fleet, a report as to the Managed Containers reporting: (a) utilization rates; (b) average lease rates; (c) receivables aging; and (d) the collections (such report, a "Monthly Lease Report").

      7.2 On or prior to each Determination Date, Manager will deliver a Manager Report to each of the Borrower, the Agent and each Lender.

      7.3 On or prior to (i) each Determination Date and (ii) any date on which an Advance is made to Borrower under the Loan Agreement, Manager will deliver to Borrower, the Agent and each Lender an Asset Base Certificate, calculated using the data available to Manager (x) with respect to the Asset Base Certificate delivered on each Determination Date, as of the end of the immediately preceding Collection Period, and (y) with respect to the Asset Base Certificate delivered on each advance date, as of the date of such Asset Base Certificate and after giving effect to such advance.

      7.4 Manager shall provide to each of the Borrower, the Agent and each Lender an annual confirmation of the renewal of insurance required by
      Section 9.2 hereof within forty-five (45) days of each such renewal.

      7.5 Manager shall provide, in the form which Manager uses for its own operations, any other reports and information available with respect to the Managed Containers reasonably requested by the Borrower, the Agent or any Lender.

      7.6 Manager shall maintain, at the office of its Affiliate, Cronos Containers Limited, located at The Ice House, Dean Street, Marlow, Buckinghamshire SL7 3AB, England, such books and records (including computer records) with respect to the Managed Containers as it maintains for the Fleet and the leasing thereof, including a computer database including the Managed Containers (containing sufficient information to generate the List of Containers and the reports required to be delivered pursuant to this Agreement), any Leases relating thereto, the Lessees (if on-hire) or location (if off-hire), and their Net Book Value. Manager shall notify the Borrower, the Agent and each Lender of any change in the location of Manager's books and records.

      7.7 Upon reasonable request, Manager shall make available (and cause any of its Affiliates engaged in the management of the Managed Containers to be made available) to Borrower, the Agent and each Lender, for inspection and copying, its books, records and reports relating to the Managed Containers and copies of all Leases or other documents relating thereto, all in the format which Manager uses for the Fleet. Such inspections shall be conducted during normal business hours and shall not unreasonably disrupt Manager's business. Manager shall grant the Agent, the Borrower and each Lender access to Manager's computer systems and data contained therein, but not copies of the software itself. The Borrower, the Agent and each Lender shall have the right, upon reasonable request, to inspect the Managed Containers at any time, upon reasonable notice and to the extent Manager has access thereto, subject to the Leases, and provided

                                                                             E17

Exhibit 10.1

      such inspection does not interfere with utilization of the Managed Containers in the ordinary course of business. The Manager shall reimburse the Borrower, the Agent and each Lender, as the case may be, for all reasonable out-of-pocket costs and expenses of such party for any inspections occurring during the continuance of a Manager Default.

      7.8 The Manager shall provide to the Borrower, each Lender promptly after each shall become available, all of the following: (i) written notice of any material change in the Manager's credit and collection policy (which determination shall be made in the reasonable discretion of the Manager), and (ii) summaries of all management letter comments relating to the Borrower or Manager issued by the independent accountants of the Borrower or Manager (as the case may be) to the board of the directors of the Borrower or Manager (as the case may be) or any of its committees that the Borrower or the Manager, in its sole discretion, deems material.

      7.9 The Manager will deliver to the Borrower, the Agent and each Lender:

            (i) Immediately upon becoming aware of the existence of any condition or event which constitutes a Manager Default or which, with notice and lapse of time, would become a Manager Default, a written notice describing its nature and period of existence and what action the Manager is taking or proposes to take with respect thereto;

            (ii) As applicable and promptly upon their becoming available, one copy of each report (including reports on Form 8-K, 10-K and 10-Q), definitive proxy statement, registration statement (upon it becoming effective), definitive prospectus and notices that the Manager for and on behalf of Borrower, filed with or delivered to any securities exchange or the Securities and Exchange Commission or any successor agency; and

            (iii) Promptly upon the Manager's becoming aware of:

                  (x) any threatened or pending investigation of it by any
            Governmental Authority or agency, or

                  (y) any threatened or pending court or administrative
            Proceeding which individually or in the aggregate involves the possibility of materially and adversely affecting a material portion of the Managed Containers or the business or financial conditions of the Manager, a written notice specifying the nature of such investigation or proceeding and what action the Manager is taking or proposes to take with respect thereto and evaluating its merits.

      7.10 The Manager shall furnish or cause to be furnished to each Person who is identified by the Agent to the Manager as a Person who was a Lender at any time during such year and to the Agent, within a reasonable time after the end of each calendar year, a report setting forth the amount of principal and interest paid on each Note during such year and such other customary factual information as any Lender reasonably requests from time to time, to enable Lenders to prepare their tax returns. In addition, if any class

                                                                             E18

Exhibit 10.1

      of Notes are issued with original issue discount, the Manager shall provide or cause to be provided to the IRS and the Lenders information statements with respect to original issue discount as required by the Code or as such Lenders may reasonably request from time to time.

      7.11 The Manager shall provide to each of the Members (as defined in the Members Agreement) each of the financial reports required pursuant to the Members Agreement.

      7.12 The Manager shall deliver to the Agent and each Lender:

            (i) Annual Statements -- within 120 days after the end of each fiscal year of each of the Borrower and The Cronos Group, one copy of:

                  (a) the balance sheet of the Borrower and the consolidated balance sheet of The Cronos Group and its consolidated subsidiaries, at the end of such fiscal year; and

                  (b) statements of income, retained earnings and cash flows of the Borrower and the consolidated statements of income, retained earnings and cash flows of The Cronos Group and its consolidated subsidiaries for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, in the case of The Cronos Group, accompanied by an opinion of a firm of independent certified public accountants of recognized national standing, stating that such financial statements present fairly in all material respects the financial condition of The Cronos Group and its consolidated subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and footnote), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

            (ii) Quarterly Statements -- within 60 days after the end of each fiscal quarter of each of the Borrower and The Cronos Group, one copy of:

                  (a) the balance sheets of the Borrower and the consolidated balance sheets of The Cronos Group and its consolidated subsidiaries, at the end of such fiscal quarter; and

                  (b) the statements of income, retained earnings and cash flows of the Borrower and the consolidated statements of income, retained earnings and cash flows of The Cronos Group and its consolidated subsidiaries for the fiscal quarter and that portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the equivalent timeframe for the previous year;

            (iii) SEC and Other Reports -- promptly upon their becoming available, one copy of each report (if any), definitive proxy statement, registration statement

                                                                             E19

Exhibit 10.1

            (upon it becoming effective) and definitive prospectus filed by The Cronos Group or the Borrower with or delivered to any securities exchange or the Securities and Exchange Commission or any successor agency; and

            (iv) Requested Information -- with reasonable promptness, but in any event within two calendar weeks of the date requested, (A) any data and information so requested and (B) any other publicly available information with respect to The Cronos Group, in each case as may be requested from time to time by the Agent or any Lender.

      7.13 The Manager shall deliver to each of the Borrower, the Agent and each Lender, within sixty (60) days after the end of each fiscal quarter, one copy of:

            (i) a certificate setting forth the calculation of EBIT Ratio of the Borrower as of such quarter end;

            (ii) a certificate setting forth the financial calculations for The Cronos Group set forth in Section 11.1(p) and 11.1(r) hereof as of such quarter end; and

            (iii) certificate setting forth the Weighted Average Age of the Managed Containers as of such quarter end.

      7.14 Manager shall not, without the prior written consent of the Agent amend, modify or terminate the lease agent agreement between the Manager and Cronos Containers Limited that is in effect on the Closing Date; provided, however, that the Manager and Cronos Containers Limited may modify the fee arrangements set forth in the lease agent agreement without the prior written consent of the Agent.

      7.15 The Manager shall at all times comply with the Purchase Parameters, as such Purchase Parameters may be amended or otherwise modified from time to time. The Borrower shall provide the Manager with a copy of the Purchase Parameters as in effect on the date hereof and shall promptly provide to the Manager a copy of all amendments thereto, together with evidence satisfactory to the Manager as to the approval by the board of directors of the Borrower of each such amendment.

      7.16 The Manager shall, at the Borrower's sole cost and expense and solely to the extent that the Agent has not made such filings, execute and file UCC financing statements, short form grants, charges and other documents, and take such other action, in such manner and in such places as may be required pursuant to Applicable Law or as may be reasonably requested by the Agent, or any Lender to preserve, maintain, perfect, continue and protect the first priority perfected security interest of the Agent, on behalf of the Lenders, in the Collateral. The Manager or an Affiliate thereof is holding the Leases (to the extent, but only to the extent that, such Leases relate to the Managed Containers) on behalf of, and for the benefit of, the Agent, on behalf of the Lenders. None of such Leases shall have any marks or notations indicating that they have been pledged assigned or otherwise conveyed to any Person other than the Agent, on behalf of the Lenders.

                                                                             E20

Exhibit 10.1

      7.17 The Manager will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Collateral or any part thereof; provided, however, that the Manager may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Borrower, the Agent or any Lenders in the Collateral, provided further that, with respect to any statutes administered and the regulations promulgated by the U.S. Treasury Department's Office of Foreign Assets Control, the Manager shall comply with such statutes and regulations as if the Borrower were subject to the laws of the United States.

8.    WARRANTY.

      8.1 THE MANAGED CONTAINERS ARE BEING DELIVERED BY BORROWER TO MANAGER "AS IS". BORROWER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE MANAGED CONTAINERS, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED.

      8.2 MANAGER WARRANTS THAT IT WILL CARRY OUT ITS SERVICES WITH REASONABLE CARE AND SKILL. THIS EXPRESS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED. UNDER NO CIRCUMSTANCES SHALL MANAGER HAVE ANY LIABILITY TO BORROWER FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

9.    INSURANCE.

      9.1 Manager shall require each Lessee of a Managed Container and depot owners in which a Managed Container is stored to place and maintain a primary insurance policy covering the Managed Containers against all normally insurable risks (including, but not limited to, liability and property casualty insurance) in amounts and on terms agreed to by Manager. The amount of insurance coverage maintained by each Lessee shall be in the sole discretion of Manager; provided, however, that the amount and terms and conditions of such insurance shall be no less than that required generally by Manager with respect to other Containers in the Fleet of a similar type used in a similar manner by similar Lessees.

      9.2 Manager shall place and maintain secondary insurance covering physical loss, damage and liability coverage to the Managed Containers in addition to and payable only upon the failure of the primary coverage (as referred to in Section 9.1 hereof) upon such terms and in such amounts, and with such deductibles, as shall be determined by Manager in its sole discretion; provided, however, that the amount and terms and conditions of such insurance shall be no less than that required generally by Manager with respect to other Containers in the Fleet of a similar type used in a similar manner by similar Lessees. Such insurance shall cover physical damage to the Managed Containers while

                                                                             E21

Exhibit 10.1

      on land, afloat, in transit or at rest anywhere in the world and liability for damage to person or property for limits of at least $2 million per occurrence and $20 million in aggregate. Any such casualty insurance shall be endorsed with a loss payable clause in favor of Agent with respect to the Managed Containers, and any such liability insurance shall name the Agent and each Lender as an additional insured. As soon as practicable and in any event not later than 30 days following the lapse or loss of coverage provided by such secondary insurance, Manager shall give notice to Borrower and the Agent that such secondary insurance is no longer in place with respect to the Managed Containers. Notwithstanding the foregoing, Manager shall not be required to maintain such secondary insurance unless such insurance is available in the London commercial insurance market on terms and at premium levels that are considered commercially reasonable by owners or operators of containers in the marine cargo container industry.

      9.3 Manager or its Affiliates may include the insurance required hereunder in policies covering the entire Fleet, in which event the cost thereof shall be apportioned between Borrower and the other container owners on a pro rata basis according to proportion that the TEU of the Managed Containers bears to the TEU of the total Containers in the Fleet. All insurance premiums, including any premiums paid to Affiliates of Manager, payable under such policies in the event of any loss shall be included in Direct Operating Expense Payments on such basis.

      9.4 Borrower hereby irrevocably appoints Manager as the agent of Borrower for the purpose of receiving all monies payable under such policy or policies of insurance as described in Sections 9.1 and 9.2 hereof, whether effected by Manager, depots or Lessees, and Manager may give a good discharge therefor to the insurance company for all such monies.

10.   TERM; RESIGNATION BY MANAGER.

      10.1 This Agreement shall come into force on the date hereof and, subject to the provisions of Section 11 hereof, shall continue in force with respect to a Managed Container until the earliest to occur of (i) the receipt by the Manager of casualty loss or insurance proceeds (if any) with respect to such Managed Container following the destruction or loss of such Managed Container by its Lessee or other third party, (ii) the sale or other disposition of such Managed Container by Manager pursuant to the terms of this Agreement, (iii) the date on which such Managed Container is repurchased or replaced pursuant to the terms of the Purchase Agreement, and (iv) the Agreement Termination Date.

      10.2 The Manager may not resign from its obligations and duties as Manager hereunder, except (i) with the prior written consent of the Borrower, the Agent and the Majority Lenders or (ii) upon a determination by the Manager that the performance by Manager of its duties under this Agreement is no longer permissible under applicable law, which determination shall be evidenced by an Opinion of Counsel, in form and substance reasonably satisfactory to the Borrower and the Agent, to such effect delivered to the Agent and each Lender. No such resignation shall, to the extent consistent with Applicable Law, become effective until the Back-up Manager has assumed the

                                                                             E22

Exhibit 10.1

      responsibilities of the resigning Manager in accordance with the terms of this Agreement and the other Transaction Documents.

11.   MANAGER DEFAULT.

      11.1 The existence of any of the following events or conditions beyond any applicable grace and/or cure period shall constitute a Manager Default:

            (a) Manager shall fail to (i) make any deposit to the Trust Account within three (3) Business Days after the due date thereof, or (ii) deliver a Manager Report or an Asset Base Certificate within three
            (3) Business Days after the due date thereof or (iii) deliver any of the financial statements set forth in Section 7.12 hereof within fifteen (15) days after the required timeframes specified therein;

            (b) Manager shall fail to carry and maintain (or cause to be carried and maintained) liability insurance and, to the extent such insurance is available on commercially reasonable terms, physical loss and damage insurance with respect to the Managed Containers in accordance with the requirements of Section 9 hereof for a period of more than thirty (30) days from the earlier to occur of (A) an officer of Manager obtaining actual knowledge of such failure and
            (B) receipt of written notice by an officer of Manager of such failure;

            (c) Manager shall consent to the appointment of or taking possession of all or a substantial part of its property by a receiver, encumbrancer, liquidator or similar official, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of, or a composition with, all or some of its creditors, or shall voluntarily commence any proceeding seeking liquidation, reorganisation or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law, or being unable to pay its debts as they fall due shall commence negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness;

            (d) any covenant (to the extent not otherwise addressed in this Section 11), agreement or statement made by Manager in this Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto (including any Manager Report or Asset Base Certificate) or in connection herewith or therewith the breach or non-performance of which is reasonably likely have a material and adverse effect on the Borrower, Agent or any Lender and (where capable of remedy) such defect has not been remedied within 30 days of the earlier to occur of (A) an officer of Manager obtaining actual knowledge of such failure and (B) receipt of written notice by Manager of such failure;

            (e) any representation or warranty made by Manager in this Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto (including any Manager Report or Asset Base Certificate) or in connection herewith or therewith the breach or non-performance of which is reasonably

                                                                             E23

Exhibit 10.1

            likely to have a material and adverse effect on the Borrower, Agent or any Lender and (where capable of remedy) such defect has not been remedied within 30 days of the earlier to occur of (A) an officer of Manager obtaining actual knowledge of such failure and (B) receipt of written notice by Manager of such failure;

            (f) a receiver, receiver and manager, liquidator, provisional liquidator, administrator or other similar person shall be appointed for Manager or a substantial part of its assets or any resolution of the directors or shareholders of Manager shall be passed or a petition shall be lodged for the purpose of such appointment which shall not be revoked or set aside within 60 days of being passed or lodged;

            (g) Manager shall be insolvent or unable to pay its debts when they fall due, or Manager shall stop, suspend or threaten to stop or suspend payment of all or a material part of its debts or a moratorium is agreed or declared in respect of or affecting all or a material part of (or a particular type of) Manager's debts;

            (h) a distress, attachment, execution or other legal process shall be levied or enforced against the assets of Manager that has a material adverse effect on the Borrower, Agent or Noteholders, such determination to be made in the sole discretion of the Noteholders, which shall not be revoked or set aside within 60 days of being passed or lodged;

            (i) a person entitled to the benefit of any mortgage, charge or other encumbrance shall take possession of all or a material part of the assets of Manager;

            (j) the Independent Accountant of The Cronos Group shall resign or otherwise be replaced and shall not have been replaced by a replacement independent accountant within sixty (60) days after the date of resignation or replacement;

            (k) judgments are rendered against The Cronos Group which individually or in the aggregate exceed the amount of $3,000,000 accrued for litigation contingencies by The Cronos Group in its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2003 by more than $1,000,000, and which judgment(s) remains (i) unpaid and (ii) are not stayed by notice of filing of an appeal, the posting of a bond, or by agreement with the judgment creditor(s), for a period of sixty
            (60) days after the entry thereof;;

            (l) the institution of any legal proceeding against the Manager or any Affiliate, which, if determined adversely, would in the reasonable judgment of the Agent (after consultation with counsel, including counsel for the Manager) is reasonably likely to have a material adverse effect on the ability of the Manager to perform its obligations hereunder;

                                                                             E24

Exhibit 10.1

            (m) the return of Stefan M. Palatin in a management position with the Manager or any of its Affiliates;

            (n) except as permitted by Sections 13 and 21.5 hereof, Manager assigns its interest under this Agreement;

            (o) the occurrence of an Event of Default under the Loan Agreement;

            (p) the Consolidated Tangible Net Worth of The Cronos Group (as reflected in the most recently available financial statements of The Cronos Group delivered pursuant to Section 7.12 hereof) shall be less than an amount equal to the sum of (i) Forty-Five Million Dollars ($45,000,000) and (ii) the product of (x) fifty percent (50%) and (y) all consolidated net income (but not reduced for net losses), determined in accordance with GAAP, of The Cronos Group and its consolidated Subsidiaries for all periods commencing after December 31, 2002;

            (q) a Change of Control shall occur with respect to The Cronos Group, unless all of the following conditions are satisfied after giving effect to such Change of Control: (A) The Cronos Group is the surviving entity of such sale, conveyance, contribution, transfer or lease of all, or substantially all, of its assets to any Person, (B) no Manager Default (or event or condition which with the giving of notice or the passage of time or both would become a Manager Default) would occur after giving effect to such Change of Control and (c) after giving effect to such Change of Control, The Cronos Group has a Consolidated Tangible Net Worth greater than or equal to its Consolidated Tangible Net Worth at the end of the fiscal quarter immediately preceding such Change of Control;

            (r) the EBIT Ratio (measured on a consolidated basis) of The Cronos Group shall be less than 1.10:1.0, as calculated on a rolling six-quarter basis, as of the end of any fiscal quarter;

            (s) a default by The Cronos Group or any Subsidiary of The Cronos Group in the payment of any principal or interest on any Indebtedness for borrowed money which, individually or in the aggregate, exceeds Two Million Dollars ($2,000,000) beyond the period of grace, if any, specified therefor in the applicable instrument evidencing such Indebtedness; or the occurrence of any event or the existence of any condition, the effect of which is to cause or permit holders of debt more than Two Million Dollars ($2,000,000), individually or in the aggregate, of Indebtedness for borrowed money of The Cronos Group or any Subsidiary thereof to become due before its (or their) stated maturity date(s) or regularly scheduled dates of payments and such event or condition remains unremedied for more than sixty (60) days; or

            (t) The Cronos Group shall fail to maintain either of the following financial covenants as of the end of any fiscal quarter: (i) a minimum Debt Service Coverage of 1.25 to 1.00 and (ii) a maximum Consolidated Tangible Net Worth Leverage Ratio of 4.50 to 1.00.

                                                                             E25

Exhibit 10.1

      11.2 If a Manager Default shall have occurred and be continuing, the Agent (if any amounts owing pursuant to the Loan Agreement are still outstanding) or, in all other cases, the Borrower, shall have the right in its discretion, in addition to any other rights or remedies that it may have under any Applicable Law or in equity, (i) to immediately terminate this Agreement with respect to all Managed Containers then subject to the terms of this Agreement, (ii) subject to any right of quiet enjoyment of a Lessee under any Managed Container then on lease, to repossess the Managed Containers wherever located (at Borrower's sole cost and expense unless more than 5% of the Managed Containers are located at a single depot in which case Manager shall bear the cost and expense of the repossession of such Managed Containers that exceed 5% of the total number of Managed Containers in the Fleet), and (iii) to take any other such action as the Borrower or the Agent, as the case may be, deems appropriate under the circumstances, including assigning this Agreement to the Back-up Manager or any other Person designated by the Agent with the written approval of the Majority Lenders. Notwithstanding such termination pursuant to the provisions of this Section 11.2, Borrower shall continue to receive from the terminated Manager all Net Container Revenue Receipts due hereunder until such repossession is effected and the Lessees make payments with respect to the Managed Containers to the Back-up Manager.

      11.3 Upon any termination of this Agreement as aforesaid, Manager shall cooperate with Borrower in transferring management of the Managed Containers to the Back-up Manager or any other Person designated by the Agent with the written approval of the Majority Lenders. Such cooperation shall include, without limitation, making available books and records (including computer records) pertaining to Manager's activities hereunder (including the status and location of each Managed Container), promptly notifying Lessees of the repossession of the Managed Containers by Borrower and/or the Back-up Manager, transferring funds belonging to Borrower to such accounts as are designated by Borrower and/or the Back-up Manager and taking any other action as may be reasonably requested by Borrower and/or the Back-up Manager to ensure the orderly transfer and repossession of the Managed Containers to Borrower or its designee. The Manager shall promptly remit to the Back-up Manager or such other Person as the Agent shall designate all payments received from the Lessees with respect to the Managed Containers after the Agreement Termination Date. The Manager hereby agrees to transfer to the Back-up Manager copies of its electronic records and all other records, correspondence and documents relating to the Managed Containers in the manner and at such times as the Back-up Manager shall reasonably request and do any and all other acts or things necessary or appropriate to effect the purposes of termination.

      11.4 During the period commencing on the date on which the Borrower acting at the direction of the Agent have terminated this Agreement, a firm of Independent Accountants reasonably satisfactory to the Borrower, acting at the direction of the Agent, will review for each month the Manager's calculation of the Net Container Revenue Receipts. The reasonable expense of such accountants shall be for the account of the replaced Manager. Such Independent Accountants will provide a report to the Agent, each Lender, the Manager and the Borrower, coincident with the delivery of each Manager Report, as to the conformity of such calculations with the terms of the Manager Report.

                                                                             E26

Exhibit 10.1

      11.5 Manager, irrevocably and by way of security to Borrower for the obligations of Manager herein, appoints Agent to be its attorney-in-fact in the event that Manager Default shall have occurred and be continuing (with full power to appoint substitutes and to delegate, including power to authorize the Person so appointed to make further appointments) on behalf of Manager and in its name or otherwise to execute any document, with power to date the same, and to give any notice and to do any act or thing which Manager is obliged to execute or do, under this Agreement or otherwise, and which Manager fails to do after reasonable request therefor by Borrower or Agent; and any person appointed as the substitute or delegate of Agent shall, in connection with the exercise of the said power of attorney, be the agent of Manager. Manager hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do or propose to do in the exercise or purported exercise of all or any of the powers, authorities and discretion referred to in this paragraph.

      11.6 Upon the occurrence of a Manager Default, Manager and Borrower shall take reasonable direction in accordance with this Agreement from, and fully cooperate with, Agent. The prior written consent of the Agent must be obtained in order to waive any Manager Default or any or all of its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

      11.7 In no event shall Manager be required to act in any manner inconsistent with the rights of Lessees under any Leases related to the Managed Containers.

      11.8 Termination of this Agreement shall be without prejudice to the rights and obligations of the parties which have accrued prior to such termination; provided, however, that any amount then due to Manager shall be reduced by the reasonable and necessary out-of-pocket costs incurred by Borrower, the Agent and the Back-up Manager in connection with the removal and replacement of Manager.

12.   NON-EXCLUSIVITY.

      During the term of this Agreement, Manager may provide services (similar or dissimilar) directly or indirectly to any other Person or on behalf of any other Person.

13.   SUB-CONTRACTORS AND AGENTS.

      Borrower hereby consents to and agrees that, in performing its duties hereunder, Manager may further contract with its Affiliates or Subsidiaries to provide any or all services to be provided by Manager, provided that Manager shall remain primarily liable for all services which its Affiliates have contracted to perform. Borrower further consents to and agrees that Manager shall be entitled to appoint subcontractors or agents who are not its Affiliates or Subsidiaries to carry out any portion of its duties hereunder; provided, however, that (i) Manager shall remain primarily liable for all such services and (ii) the Agent shall have given its prior written consent to each such appointment.

                                                                             E27

Exhibit 10.1

14.   LIENS.

      Manager agrees not to create, incur, assume or grant, or suffer to exist, directly or indirectly, any lien, security interest, pledge or hypothecation of any kind on or concerning the Managed Containers, title thereto or any interest therein or in this Agreement to any Person other than Borrower, except (i) liens for taxes not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any Managed Container, (ii) materialmen's, mechanics', workmen's, repairmen's or other similar liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any Managed Container and (iii) the Liens created pursuant to the Transaction Documents. Manager will promptly, at its expense, take or cause to be taken such actions as may be necessary duly to discharge any such lien not excepted above if the same shall arise at any time.

15.   NO PARTNERSHIP.

      Nothing in this Agreement shall be deemed to constitute a partnership between the parties hereto.

16.   FORCE MAJEURE.

      Neither party shall be deemed to be in breach of its obligations hereunder nor shall it be liable to the other for any loss or damage which may be suffered as a direct or indirect result of the performance of any of their respective obligations being prevented, hindered or delayed by reason of any Force Majeure circumstances. "Force Majeure circumstances" shall mean any act of God, war, riot, civil commotion, strike, lock-out, trade dispute or labor disturbance, accident, breakdown of plant or machinery, explosion, fire, flood, difficulty in obtaining workmen, materials or transport, government action, epidemic, difficulty or impossibility in obtaining access to any of the Managed Containers, or other circumstances whatsoever outside the control of such party affecting the performance of such party's duties hereunder.

17.   CURRENCY/BUSINESS DAY.

      17.1 All sums payable under this Agreement shall be paid in U.S. Dollars.

      17.2 Notwithstanding anything to the contrary contained herein, if any date on which a payment becomes due hereunder is not a Business Day, then such payment may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date.

18.   INDEMNIFICATION.

      18.1 Borrower shall defend, indemnify and hold Manager and its Affiliates and their respective shareholders, officers, directors, agents and employees (collectively, "Manager Indemnified Parties") harmless from and against any Claims or Losses (defined as including all claims, actions, damages, expenses, losses or liabilities, including, without

                                                                             E28

Exhibit 10.1

      limitation, reasonable attorneys' fees and other out-of-pocket expenses, incurred in defending against such Claims or Losses) asserted against, or incurred by, any Manager Indemnified Party and arising with respect to the Managed Containers or the services rendered by the Manager to the Borrower (including Administrative Functions and Management Functions) pursuant to the terms of this Agreement; provided, however, that the foregoing indemnity shall not apply to any Claims or Losses to the extent caused by, or arising from, (i) the gross negligence or the willful misconduct of the Manager in the case of the Administrative Functions, (ii) the negligence, gross negligence or willful misconduct of Manager in the case of the Management Functions, (iii) a breach by the Manager of its contractual obligations hereunder (other than with respect to the Administrative Functions) or (iv) any material misrepresentation made by the Manager herein. Manager hereby subordinates its claims under this Section 18.1 to all claims which have priority in payment under Section 302 of the Loan Agreement, and further agrees that any such claims shall only be payable at the times and in the amounts for which funds are available for such purpose pursuant to Section 302 of the Loan Agreement; provided, however, that no such subordination of the Manager shall apply to any amounts that would otherwise be included in the definition of Direct Operating Expense Payments set forth herein.

      18.2 Cronos Containers (Cayman) Ltd., in its capacity as the initial Manager, agrees to, and hereby does, indemnify and hold harmless the Borrower, its assignees and their respective officers, directors, employees and agents (each of the foregoing, an "Indemnified Party") against any and all liabilities, losses, damages, penalties, costs and expenses (including costs of defense and legal fees and expenses) which may be incurred or suffered by any Indemnified Party (except to the extent caused by the negligence or willful misconduct of any Indemnified Party) as a result of claims, actions, suits or judgments asserted or imposed against an Indemnified Party and arising out of (i) breach by the Manager of its covenants and obligations hereunder related to the Management Functions or (ii) a material breach by the Manager of its representations and warranties set forth in this Agreement; provided, however, that the indemnity obligation of Cronos Containers (Cayman) Ltd. pursuant to this
      Section 18.2 shall not extend to any consequential, indirect or special damages incurred by any Indemnified Party except for losses incurred by the Lenders under the Loan Agreement as a result of the conditions or events described in Sections (i) and (ii) of this Section 18.2. The parties hereto hereby agree that (i) nothing contained in this Section
      18.2 shall be interpreted as an implicit or explicit guarantee by Cronos Containers (Cayman) Ltd. of the payment of the principal balance of, or accrued interest on, the Notes and (ii) losses on the Notes may occur for various reasons including, but not limited to, the financial inability of the Lessee to make rental payments and/or the inability of the Manager to re-lease containers in sufficient amounts or at sufficient rates to repay the Notes.

      18.3 The obligations of the Borrower and the Manager under Sections 18.1 and 18.2 hereof, respectively, shall survive the termination of this Agreement.

19.   NO BANKRUPTCY PETITION AGAINST BORROWER.

                                                                             E29

Exhibit 10.1

      Manager will not, prior to the date that is one (1) year and one (1) day after the payment in full of the aggregate Outstanding Obligations, institute against Borrower, or join any other Person in instituting against Borrower, an Insolvency Proceeding. This Section 19 shall survive the termination of this Agreement.

20.   REPRESENTATIONS AND WARRANTIES.

      20.1 Manager represents and warrants to Borrower that:

            (a) The Manager is a corporation duly organized and validly existing and in compliance under the laws of the Cayman Islands;

            (b) The Manager has the requisite power and authority to enter into and perform its obligations under this Agreement, and all requisite corporate authorizations have been given for it to enter into this Agreement and to perform all the matters envisaged hereby. Upon due execution and delivery hereof this Agreement will constitute the valid, legally binding and enforceable obligation of Manager, subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

            (c) The Manager has not breached its memorandum and articles of association or any other agreement to which it is a party or by which it is bound in the course of conduct of its business and corporate affairs or any applicable laws and regulations of the Cayman Islands in such manner as would in any such case have a materially adverse effect on its ability to perform its obligations under this Agreement;

            (d) The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the memorandum and articles of association of Manager, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which Manager is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, or violate any law or any order, rule, or regulation applicable to Manager of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over Manager or any of its properties; and

            (e) There are (i) no proceedings or investigations pending, or, to the knowledge of Manager, threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance

                                                                             E30

Exhibit 10.1

            by Manager of its obligations under, or the validity or enforceability of, this Agreement; and (ii) no injunctions, writs, restraining orders or other orders in effect against Manager that would adversely affect its ability to perform under this Agreement.

            (f) A true, complete and correct copy of the Lease Agent Agreement between the Manager and Cronos Company Limited is attached as Exhibit C hereto.

      20.2 Borrower represents and warrants to Manager that:

            (a) Borrower is a limited liability company duly organized, validly existing and in compliance under the laws of Bermuda;

            (b) Borrower has the requisite power and authority to enter into and perform its obligations under this Agreement, and all requisite corporate authorizations have been given for it to enter into this Agreement and to perform all the matters envisaged hereby. Upon due execution and delivery hereof this Agreement will constitute the valid, legally binding and enforceable obligation of Borrower, subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

            (c) Borrower has not breached its memorandum of association or bye-laws or any other agreement to which it is a party or by which it is bound in the course of conduct of its business and corporate affairs or any applicable laws and regulations of Bermuda in such manner as would in any such case have a materially adverse effect on its ability to perform its obligations under this Agreement;

            (d) The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the memorandum of association or bye-laws of Borrower, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which Borrower is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, or violate any law or any order, rule, or regulation applicable to Borrower of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over Borrower or any of its properties; and

            (e) There are (i) no proceedings or investigations pending, or, to the knowledge of Borrower, threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any

                                                                             E31

Exhibit 10.1

            of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by Borrower of its obligations under, or the validity or enforceability of, this Agreement, and (ii) no injunctions, writs, restraining orders or other orders in effect against Borrower that would adversely affect its ability to perform under this Agreement.

21.   GENERAL.

      21.1 All notices, demands or requests given pursuant to this Agreement shall be in writing, sent by internationally-recognized, overnight courier service or by telefax or hand delivery to the following addresses:

      To Manager:             Cronos Containers (Cayman) Ltd.
                              P.O. Box 30464 SMB
                              Queensgate House
                              George Town Grand Cayman
                              Cayman Islands
                              Telephone:
                              Telefax:
                              Attention:

                              with a copy to:

                              Cronos Containers Limited
                              The Ice House
                              Dean Street
                              Marlow
                              Buckinghamshire SL7 3AB
                              England
                              Telephone: 44 1628.405580
                              Telefax: 44 1628.405648
                              Attention: Peter J. Younger

      To Borrower:            CF Leasing Ltd.
                              Clarendon House
                              Church Street
                              Hamilton HM 11, Bermuda
                              Telephone: 441 295-1422
                              Fax: 441 292-4720
                              Attention: Secretary

      To the Agent:           Fortis Bank (Nederland) N.V.
                              Coolsingel 93/1
                              P.O. Box 749
                              3000 AS Rotterdam
                              The Netherlands

                                                                             E32

Exhibit 10.1

                              Telephone: 31-10-401-6014
                              Telefax: 31 10 401 63 43
                              Attention: Menno Van Lacum

      To any Lender:          At its address as set forth in the Loan Agreement.

      Notice shall be effective and deemed received (a) two (2) days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand.

      21.2 If any proceeding is brought for enforcement of this Agreement or because of an alleged dispute, breach, default, in connection with any provision of this Agreement, the prevailing party shall be entitled to recover, in addition to other relief to which it may be entitled, reasonable attorney fees and other costs incurred in connection therewith.

      21.3 Borrower and Manager shall each perform such further acts and execute such further documents as may be necessary to implement the intent of, and consummate the transactions contemplated by, this Agreement.

      21.4 If any term or provision of this Agreement or the performance thereof shall to any extent be or become invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall continue to be valid and enforceable to the fullest extent permitted by law.

      21.5 This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, Borrower and Manager, and their respective successors in interest or permitted assigns; provided, however, that this Agreement and the rights and duties of Manager hereunder may not be assigned by Manager to any other Person, other than an Affiliate or Subsidiary of Manager, without obtaining the prior written consent of Borrower and the Agent (acting at the direction of the Lenders). The Manager hereby acknowledges and agrees that Borrower shall assign all of its rights, title and interest under this Agreement to the Agent on behalf of the Lenders. Manager hereby consents to such assignment and agrees that the Agent may enforce the rights and remedies of the Borrower hereunder.

      21.6 Waiver of any term or condition of this Agreement (including any extension of time required for performance) shall be effective only if in a written instrument signed by each of the Manager, the Borrower and the Agent at the direction of the Majority Lenders and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition or a waiver of any other term or condition of this Agreement. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof.

      21.7 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                                                             E33

Exhibit 10.1

      21.8 This Agreement represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Agreement may be amended, modified or waived only by a written instrument signed by the Manager, the Borrower and the Agent. The Borrower shall forward copies of any amendment to this Agreement to the Agent and each Lender.

      21.9 This Agreement may be signed in two or more counterparts each of which shall constitute an original instrument, but all of which together shall constitute but one and the same instrument.

      21.10 Any signature required with respect to this Agreement may be provided via facsimile or by electronic means and shall in either case be equally effective as the delivery of an originally executed counterpart.

      21.11 This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York of the United States of America (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws. Any legal suit, action or proceeding against Borrower or Manager arising out of or relating to this Agreement, or any transaction contemplated hereby, may, be instituted in any federal or state court in the City of New York, State of New York, and each of the Borrower and the Manager hereby waive any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and, solely for the purposes of enforcing this Agreement, Borrower and Manager each hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Each of Borrower and Manager hereby irrevocably appoints and designates CT Corporation System, having an address at 111 Eighth Avenue, New York, New York, 10011, its true and duly authorized agent for the limited purpose of receiving and forwarding legal process in any such suit, action or proceeding, and each of Borrower and Manager agrees that service of process upon such party shall constitute personal service of such process on such Person. Each of Borrower and Manager shall maintain the designation and appointment of such authorized agent until the termination of this Agreement; provided, however, if such agent shall cease to so act, each of Borrower and Manager shall immediately designate and appoint another such agent and each shall promptly deliver to the other evidence in writing of such other agent's acceptance of such appointment.

      21.12 The parties hereto acknowledge that the Agent, its successors and assigns are each an express third party beneficiary of this Agreement.

                           [Signature page follows.]

                                                                             E34

Exhibit 10.1

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         CF LEASING  LTD.

                                         By: /s/ DENNIS J TIETZ

                                         Title Director

                                         Date: _________________________________

                                         CRONOS CONTAINERS (CAYMAN) LTD.

                                         By: /s/ PETER J YOUNGER

                                         Title Director

                                         Date: _________________________________

                                                                             E35

Exhibit 10.1

                                         FORTIS BANK (NEDERLAND) N.V., as Agent

                                         By: /s/ M.A.N. VAN LACUM
                                         Title _________________________________

                                         Date: _________________________________

                                         By: /s/ P.R.G.ZAMAN

                                         Title _________________________________

                                         Date: _________________________________

                                                                             E36

Exhibit 10.1

                                   EXHIBIT A

                             FORM OF MANAGER REPORT

      CF LEASING LTD. ("BORROWER")

      FORM OF MANAGEMENT REPORT BY CRONOS CONTAINERS CAYMAN LTD ("MANAGER")

      FOR THE COLLECTION PERIOD ENDED JULY 31, 2004.

      SECTION 1: NET LEASE REVENUE AND AVAILABLE FUNDS                                                   US$
                                                                                         -------------------
1     Gross Lease Revenue for Period
2     Direct Finance Lease Income for Period
3     Less: Direct Operating Expenses
4     Net Container Revenue & Direct Finance Lease Income (Line 1 plus line 2 less line 3):
                                                                                         -------------------
5     Management Fee for Period = 8% of Line 4:                                                            0
                                                                                         -------------------

                                                                                         -------------------
6     Amount available in Trust Account:
                                                                                         -------------------
7     Amount available in Restricted Cash Account:
                                                                                         -------------------

      SECTION 2: DETAIL OF DIRECT OPERATING EXPENSES

8     Direct Operating Expenses (Line 2):
9     Maintenance and Repair Expense
10    Storage Expense
11    Repositioning Expense
12    Handling Expense
13    Capital Improvements
14    Other Expenses
15    Total Operating Expenses (as reported above in Line 3 & 7):

      SECTION 3: NORMAL DISTRIBUTION AT PAYMENT DATE

      Providing none of the answers in Section 4 is Y                                                   US $
                                                                                         -------------------

16    To Manager: Management Fee
17    To Hedge Providers: payments other than hedge termination payments
18    To Agent: fees and expenses
19    To Persons: Borrower Expenses & DOC
20    To Class A Note Lenders: Interest and Commitment Fees
21    To Class B Note Lenders: Interest and Commitment Fees
22    To Restricted Cash Account: any amount to restore the Restricted Cash
      Requirement
23    To Class A Note Lenders: Principal payment
24    To Class B Note Lenders: Principal payment (only if there is no Aggregate
      Class A Principal Balance outstanding)
25    To each Lender: Overdue Interest
26    To Hedge Providers: hedge termination payments
27    To Manager: Disposition Fees and Indemnification Payments
28    To Borrower or designee: remaining Distributable Cashflow

                                                                             E37

Exhibit 10.1

      SECTION 4: EVENT OF DEFAULT CHECKLIST                                                               Y/N

29    Is the principal balance of the Notes outstanding larger than the Asset Base?                        N
30    Did Manager fail to make a deposit to the Trust Account within a particular week?                    N
31    Did Manager fail to deliver Distribution Report,  or Asset Base
      Certificate with 3 days after the related Determination Date?                                        N
32    Did Manager fail to deliver Financial Statements within 10 days of required timeframe?               N
33    Did Manager fail to carry/maintain insurance?                                                        N
34    Has Manager appointed receiver, or similar?                                                          N
35    Is Manager in breach of any covenant?                                                                N
36    Is Manager in breach of any representation or Warranty?                                              N
37    Has Manager had a receiver or similar appointed?                                                     N
38    Is Manager insolvent?                                                                                N
39    Has a distress, attachment, execution or other legal process been levied against the
      assets of Manager?                                                                                   N
40    Has a person entitled to the benefit of any mortgage charge or other encumbrance
      taken possession of all/material part of the assets of Manager?                                      N
41    Have the auditors of The Cronos Group resigned and no replacement been found within
      60 days?                                                                                             N
42    Are there any judgments rendered against The Cronos Group in the aggregate exceeding
      $1,000,000                                                                                           N
43    Has Stefan M. Palatin returned in a management position within The Cronos Group?                     N
44    Has The Cronos Group, the Manager or any subsidiary defaulted on payment of any
      principal or interest on any indebtedness for borrowed money in excess of $2,000,000?                N
45    Is there an Event of Default under the Loan Agreement or any of the other related
      documents?                                                                                           N
46    Has The Cronos Group failed to deliver its Financial statements within 10 days of the
      required timeframe?                                                                                  N
47    Has there been an event causing any acceleration of debt of more than $2,000,000?                    N
48    Have any of the officers/directors activities violated securities law?                               N
49    Is the EBIT Ratio of Borrower less than 1.1:1.0 on a 6 quarter rolling basis?                        N
50    Is the EBIT Ratio of The Cronos Group less than 1.1 : 1.0 on a 6 quarter rolling basis?              N
51    Is the Tangible Net Worth of The Cronos Group less than $45 million and 50% of the
      retained earnings after December 31, 2002?                                                           N
52    Have Borrower, The Cronos Group or the Manager failed to comply with any covenant?                   N
53    Is the Weighted Average age of the Equipment greater than 6 years?                                   N
54    Is there any legal proceeding against the manager or any affiliates which will have an
      adverse effect on their ability to perform their obligations                                         N
55    Has Borrower filed voluntary liquidation?                                                            N
56    Is the balance on the Restricted Cash Account less than required?                                    N
57    Has a Change of Control occurred with respect to The Cronos Group, whereby it is not
      the surviving entity?                                                                                N

                                                                             E38

Exhibit 10.1

                                   EXHIBIT B

                         FORM OF ASSET BASE CERTIFICATE

      CF LEASING LIMITED
      ASSET BASE CERTIFICATE (NO )

      AS AT [ ], 200[ ]

                                                                                                          US$
                                                                                                          ---
1     COST

1.1   Opening Total Cost of Container Equipment at Closing
                                                                                              --------------
1.2   Cost of Additions since Closing
                                                                                              --------------
1.3   Cost of Retirements of Container Equipment since Closing
                                                                                              --------------
1.4   Closing Total Cost of Container Equipment per above date (lines 1.1 + 1.2 - 1.3)                     0
                                                                                              --------------

2     DEPRECIATION

2.1   Opening Total Depreciation of Container Equipment at Closing
                                                                                              --------------
2.2   Depreciation of Container Equipment Since Closing                                                    0
                                                                                              --------------
2.3   Depreciation on Retirements of Container Equipment net of reinstatements
                                                                                              --------------
2.4   Closing Total Depreciation of Container Equipment per above date (lines 2.1 + 2.2 -
      2.3)                                                                                                 0
                                                                                              --------------
3     NET BOOK VALUE

3.1   Net Book Value of Container Equipment at Closing (lines 1.1 - 2.1)                                   0
3.2   Net Book Value of Container Equipment as per above date (lines 1.4 - 2.4)                            0
                                                                                              --------------
3.2.1 Net Book Value of CPC containers as per above date (CJ2)
                                                                                              --------------
3.2.2 Net Book Value of Tank containers as per above date (TJ1, TJ2)
                                                                                              --------------
3.2.3 Net Book Value of General Purpose Equipment as per above date (DJ1,DJ2)
                                                                                              --------------
3.2.4 Net Book Value of Refrigerated Equipment as per above date (RJ1,RJ2)
                                                                                              --------------
3.2.5 Net Book Value of Open Top Equipment as per above date (OJ2)
                                                                                              --------------
3.3   NET BOOK VALUE OF CONTAINER EQUIPMENT AS PER ABOVE DATE (AS PER LINE 3.2)                            0
                                                                                              --------------

4     RESTRICTED CASH ACCOUNT
                                                                                              --------------
4.1   Restricted Cash Account Balance as per Determination Date
                                                                                              --------------
4.2   Restricted Cash Account Requirement as per Payment Date                                              0
                                                                                              --------------
4.3   EXCESS (DEFICIT) ON RESTRICTED CASH ACCOUNT AS PER PAYMENT DATE (4.1-4.2)                            0
                                                                                              --------------
5     TRUST ACCOUNT

5.1   Trust Account Balance as per Determination Date
                                                                                              --------------
5.2   Principal Class A Notes due as per Payment Date
                                                                                              --------------
5.3   Interest Class A Notes due as per Payment Date
                                                                                              --------------
5.4   Principal Class B Notes due as per Payment Date
                                                                                              --------------
5.5   Interest Class B Notes due as per Payment Date
                                                                                              --------------
5.6   Total Class A and Class B Note obligation as per Payment Date (5.2+5.3+5.4+5.5)                      0
                                                                                              --------------
5.7   To Persons: Borrower Expenses & DOC
                                                                                              --------------
5.8   To Agent: fees and expenses
                                                                                              --------------
5.9   Cash to be transferred to the Restricted Cash Account
                                                                                              --------------
5.10  Expected debt service obligation for the NEXT Payment Date
                                                                                              --------------
5.11  Management Fee - Other
                                                                                              --------------
5.12  EXCESS (DEFICIT) ON TRUST ACCOUNT AS PER PAYMENT DATE (5.1-5.9)                                      0
                                                                                              --------------
 6    OTHER ASSETS

                                                                             E39

Exhibit 10.1

                                                                                              --------------
6.1   Finance Lease Receivable
                                                                                              --------------

7     AGGREGATE ASSET BASE
7.2.1 80 % of line 3.2.1                                                                                   0
7.2.2 70 % of line 3.2.2                                                                                   0
7.2.3 80 % of line 3.2.3                                                                                   0
7.2.4 80 % of line 3.2.4                                                                                   0
7.2.5 100% of line 4.1                                                                                     0
7.2.6 100% of line 5.12                                                                                    0
7.2.7 80% of line 6.1                                                                                      0
                                                                                              --------------
7.3   AGGREGATE ASSET BASE (LINE 7.2)                                                                      0
                                                                                              --------------

8     CLASS A AND B NOTE OUTSTANDING
                                                                                              --------------
8.1   Class A Note outstanding as per Determination Date
                                                                                              --------------
8.2   Class B Note outstanding as per Determination Date
                                                                                              --------------
8.3   Class A and B Note outstanding as per Determination Date                                             0
                                                                                              --------------
8.4   Class A Note drawdown (reduction) as per Payment Date
                                                                                              --------------
8.5   Class B Note drawdown (reduction) as per Payment Date
                                                                                              --------------
8.6   Class A Note outstanding as per Payment Date                                                         0
                                                                                              --------------
8.7   Class B Note outstanding as per Payment Date                                                         0
                                                                                              --------------
8.8   CLASS A AND B NOTE OUTSTANDING AS PER PAYMENT DATE                                                   0
                                                                                              --------------

9     CLASS A NOTE ASSET BASE AND AVAILABILITY
9.1   Maximum availability
9.2   Asset Base (Aggregate Asset Base less Note B Principal Balance)                                      0
9.3   Outstanding as per Payment Date (line 8.6)                                                           0
9.4   Asset base availability (deficit) as per Payment Date                                                0
9.5   Maximum loan availability (9.1-9.3)                                                                  0
                                                                                              --------------
9.6   FUNDS AVAILABLE FOR DRAWING (LESSER OF 9.4 AND 9.5)                                                  0
                                                                                              --------------

10   CLASS B NOTE AND AVAILABILITY
10.1  Maximum availability
10.2  Outstanding as per Payment Date (line 8.7)                                                           0
10.3  Maximum loan availability                                                                            0
                                                                                              --------------
10.4  FUNDS AVAILABLE FOR DRAWING                                                                          0
                                                                                              --------------

11    MANDATORY PREPAYMENT SUMMARY
11.1  Trust Account Deficit (incl.deficit on Restricted Cash Account if any)                               0
11.2  Note A Asset Base Deficit                                                                            0
11.3  Note B Asset Base Deficit                                                                            0

 12   ADVANCE RATES

12.1  Note A advance rate on NBV of assets in Asset Base as per Payment Date
12.2  Note A and B advance rate on NBV of assets in Asset Base as per Payment Date

      The undersigned, an Authorized Signatory, hereby certifies that to the best of his knowledge and belief the Asset Base Certificate has been compiled in keeping with the requirements of the Loan Agreement.

      AUTHORIZED SIGNATORY

                                                                             E40

Exhibit 10.1

                                   EXHIBIT C

                         COPY OF LEASE AGENT AGREEMENT

                                                       [LOGO]

                             LEASING AGENT AGREEMENT

                       CRONOS CONTAINERS (CAYMAN) LIMITED

                                       AND

                            CRONOS CONTAINERS LIMITED

THIS LEASING AGENT AGREEMENT (the "Agreement") is entered into as of this 1st day of January 2002, by and between Cronos Containers (Cayman) Limited, a compnay incorporated under the laws of the Cayman Islands (hereinafter, "CAY") and Cronos Containers Limited, an English corporation (hereinafter, the "Leasing Agent"). This agreement supersedes and replaces all prior agreements concerning the subject matter hereof between the parties.

                                    RECITALS

WHEREAS, CAY and the Leasing Agent are both wholly owned subsidiaries of The Cronos Group, a Luxembourg corporation.

WHEREAS, CAY is in the business of managing marine cargo containers on behalf of owners of containers.

WHEREAS, the Leasing Agent has previously contracted with CAY to provide container leasing services to CAY and the owners for whom it manages containers.

WHEREAS, CAY has determined that, although it will manage containers for owners of such containers, it will not perform all functions required to lease the containers in the container leasing business. The Leasing Agent has agreed to be responsible for container leasing on behalf of CAY and for the Cronos Group and the owners of the containers when required.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    DEFINITIONS

      As used in this Agreement, the following terms shall have the respective meanings set forth:

                                                                             E41

Exhibit 10.1

      "BANKRUPTCY" as used in Section 11(c) of this Agreement refers to the following events: (i) an order for relief entered against any party under any applicable bankruptcy or insolvency law, or (ii) any party (A) making a general assignment for the benefit of creditors; (B) filing a voluntary petition under any applicable bankruptcy or insolvency law; (C) filing a petition or answer seeking reorganisation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (D) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of said nature; or (E) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of all or any substantial part of its assets and properties.

      "CAPITAL IMPROVEMENTS" mean any structural changes required to be made to the containers so as to conform with applicable governmental or industrial standards.

      "CONTAINERS" refers to marine dry cargo containers and special purpose containers (including, but not limited to, refrigerated containers, open top containers, tank containers, bulk containers, cellular palletwide containers, rolltrailers and flat rack containers) owned or leased or managed by CAY on its own behalf or on behalf of the Cronos Group or any third party container owner, now or at any time in the future.

      "CONTAINER OWNERS" refers to the beneficial owners of the containers, including subsidiaries or affiliates of CAY and of the Leasing Agent.

      "DELIVERY CHARGES" means the costs incurred in transporting containers from the Manufacturers' production facility to the point of the first lease-out.

      "EFFECTIVE DATE" means the 1st day of January 2002.

      "GROSS LEASE REVENUE" refers to the gross revenues accrued by CAY or the Leasing Agent for and on behalf of the container owners from the leasing of the containers (prior to the deduction of any expenses incurred in connection therewith), but shall not include proceeds from the sale of containers. Such Gross Lease Revenue for a given period of time shall include all proceeds accrued from operations related to the containers during such period, including, but not limited to, per diem charges, pick-up and turn-in charges, penalties for each termination, transportation, realised exchange differences, pre-trip inspection, direct interchange charges, handling and repair charges, off-hire service charges and other charges relating to or arising from the leasing of the containers. Gross Lease Revenue also includes all other revenue attributable to the containers, including funds received from manufacturers or others in settlement of claims, losses, disputes or proceedings relating to or arising out of the leasing of the containers, bankruptcy or retrieval insurance proceeds for lost lease revenues, and returned insurance premiums.

      "PERSON" means an individual, partnership, corporation, trust, or other entity.

      "MANAGEMENT AGREEMENTS" collectively refers to all the management agreements under which CAY contracts with the container owners to manage the containers.

      "NET LEASE REVENUE" for a given period of time shall mean Gross Lease Revenues less Direct Operating Expenses.

      "DIRECT OPERATING EXPENSES" shall include:

      1) all uncollectible accounts receivable from lessees, including any reasonable reserve for bad debts.

      2) all fixed and variable operating expenses and costs related to the operation and management of all the containers managed, operated or leased by the Leasing Agent. Such fixed and variable operating expenses and costs include, but are not limited to, all expenses of maintaining, repairing, refurbishing, storing, positioning and handling the containers, agent expense reimbursement and commissions, legal fees, spare parts, charges, assessments or levies of whatever kind or nature imposed upon or against the containers, ad valorem, gross receipts and other property taxes or other taxes which are levied against the containers or the gross rental therefrom, legal and accounting fees relating to operation of the containers, and the cost of any examination, investigation or other proceedings conducted by any regulatory body relating to operation of the containers. Notwithstanding the above, these fixed and

                                                                             E42

Exhibit 10.1

         variable operating costs and expenses shall not include marketing, general, and administrative expenses of the Leasing Agent or any charge or expense paid by a third party lessee or other person not a container owner and not reimbursable to such lessee or other person.

      "SALE" means any sale, exchange or other disposition of containers, any recovery of damage or insurance proceeds (other than business or rental interruption proceeds), or any debt refinancing.

2.    EMPLOYMENT AS LEASING AGENT

      Cronos Containers (Cayman) Limited hereby retains the Leasing Agent to provide for the leasing and management of the containers, pursuant to the terms and conditions of this Agreement, and the Leasing Agent hereby agrees to provide such leasing and management services and hereby accepts the terms, conditions, covenants and agreements contained herein.

3.    LEASING AGENT'S DUTIES

      Subject to the direction and supervision of CAY, the Leasing Agent shall provide the following services, including the taking of all actions and the hiring of all personnel necessary or appropriate to perform such services:

      A. LEASE INITIATION

               1) From and after the Effective Date, the Leasing Agent shall provide or arrange for the provision of all lease initiation and maintenance services required to operate and lease the containers. The services shall include developing opportunities for, and negotiating leases providing for the lease of containers worldwide, to shipping lines as well as other customers or potential customers.

               2) The leases of the containers entered into by the Leasing Agent may include short or long-term, one way or round trip, operating service, or master leases, financial leverage leases or lease purchases. The leases shall be at such lease or rental rates and upon such terms and provisions as determined by and in the discretion of the Leasing Agent.

               3) The Leasing Agent shall execute any and all agreements, contracts, leases, certificates, instruments or other documents necessary or desirable in connection with the lease of the containers.

      B. LEASE MANAGEMENT

              1) The Leasing Agent shall perform all managerial and administrative functions necessary for the continued operation and leasing of the containers, including, but not limited to, arranging for periodic inspection, maintenance and repair of the containers and keeping records of the location and operation of the containers.

              2) The Leasing Agent shall bill all lessees for lease payments due under the leases, and collect all amounts due pursuant to the terms of the leases. The Leasing Agent shall transmit to CAY, for deposit in such account or accounts designated by CAY weekly, or at more frequent intervals as the Leasing Agent is instructed by CAY. The Leasing Agent acknowledges that all revenues collected by it from the lease of containers for and on behalf of CAY are for the exclusive benefit of CAY. The Leasing Agent shall follow such credit policies with respect to the lease of containers, as it shall establish from time to time.

              3) In performing its managerial and administrative functions pursuant to this Agreement, the Leasing Agent shall manage and lease containers on behalf of the container owners without preference to the ownership thereof. The primary factor that the Leasing Agent will take into account in leasing containers in times of low demand and excess supply will be the locations and availability for lease of equipment relative to the demand therefore.

                                                                             E43

Exhibit 10.1

      C. PURCHASE OF CONTAINERS TECHNICAL AID

              1) When requested by and on behalf of CAY, the Leasing Agent shall negotiate agreements with manufacturers for the purchase of containers on behalf of the container owners, and develop, discuss and agree with manufacturers on the technical design specifications for the containers or container parts.

              2) The Leasing Agent shall, upon request, inspect such newly built containers for compliance with the technical specifications agreed with the manufacturers, and determine that the containers carry the standard Cronos markings.

              3) CAY shall have the right to approve the terms and conditions of all contracts to be entered into with manufacturers for and on behalf of the container owners, but may delegate authority to execute all such contracts to the Leasing Agent at its discretion.

              4) The Leasing Agent shall provide technical advice and support concerning the containers, and, as requested, shall consult with and advise third party lessees in the repair, maintenance or purchase of containers. The Leasing Agent shall keep CAY informed as to market developments and new issues concerning technical design of containers, including any and all environmental issues affecting or impacting the design of containers or container parts.

      D. EQUIPMENT SALES/REMARKETING

              1) The Leasing Agent shall provide equipment sales and remarketing support as requested by CAY. The Leasing Agent shall use its best efforts to develop opportunities to sell or remarket containers and to negotiate the terms of such sales and remarketing agreements.

              2) The Leasing Agent shall be responsible for ensuring that all containers sold or leased satisfy all applicable import, customs, tax and other requirements and restrictions, and that all required permits and licenses have been obtained and all fees have been paid. The Leasing Agent shall bill CAY, or the container owners or the Pools in which it manages such containers, for reimbursement of all such costs, expenses and fees paid by the Leasing Agent.

4.    PERSONNEL

      The Leasing Agent shall be responsible for employing all personnel necessary for it to render and fulfil the services and carry out the duties required of it pursuant to this Agreement, including all required commercial, administrative, technical, legal or accounting personnel; provided, however, that nothing herein shall prohibit Cronos Containers (Cayman) Limited from hiring its own personnel, or from contracting with other third parties, for the provision of any or all such services.

5.    UTILISATION

      The Leasing Agent agrees to use the containers in accordance with the standards accepted in the marine container leasing industry. CAY retains the right, on behalf of itself and the container owners; to have the containers inspected at any time, so long as such inspection does not interfere with normal utilisation of the containers. The Leasing Agent agrees not to grant a lien, security interest, pledge or hypothecation of any kind on or concerning the containers to any person.

6.    INSURANCE

      The Leasing Agent shall insure the containers for such amounts, on such terms and against such liability or loss as it insures containers that are owned by the Cronos Group. All insurance premiums for such insurance and any deductibles payable under such policies shall be borne by the container owners.

                                                                             E44

Exhibit 10.1

7.    BOOKS AND RECORDS

      The Leasing Agent shall maintain such books and records as are customary in the marine container leasing industry with respect to the containers and the leasing thereof. The Leasing Agent shall provide CAY, upon request, within three (3) business days of any such request, with copies of all leasing contracts, agent agreements, depot agreements, and all agreements or documents relevant thereto with respect to the containers. CAY shall have access to the books and records maintained by the Leasing Agent hereunder at any and all reasonable times, and shall have the right to make extracts or copies thereof. In addition, the Leasing Agent shall provide CAY with such information and at such times as requested by CAY to enable it to prepare and file any reports required to be sent to the container owners.

      The Leasing Agent shall maintain such records as are necessary in order to perform the calculation of Net Lease Revenue between CAY and the container owners in accordance with the Management Agreements.

8.    AUTHORITY OF THE LEASING AGENT

      The Leasing Agent's activities taken on behalf of CAY will be taken as agent for CAY, severally and individually, as well as other owners on containers. The parties hereto expressly recognise and acknowledge that this Agreement is not intended to create a partnership, joint venture, or other entity among CAY, the Leasing Agent, or the container owners.

9.    TERM AND EXPIRATION DATE

      (a) This Agreement shall be for a term commencing on the Effective Date and, unless terminated pursuant to Section 9(c) below, shall remain in effect for a term of twelve (12) months. The term of this Agreement shall be automatically renewed from year to year thereafter, unless one party gives ninety (90) days' prior written notice to the other of its election to terminate this Agreement.

      (b) Upon any termination of this Agreement as aforesaid, the Leasing Agent shall fully and completely cooperate with CAY in transferring management of the containers to CAY or its designee. Such co-operation shall include, without limitation, turning over all books and records pertaining to the Leasing Agent's activities hereunder, promptly notifying lessees of the change in the Leasing Agent of the containers, and transferring the funds maintained on its behalf to such accounts as are designated by CAY

      (c) This Leasing Agent Agreement shall terminate with respect to any container which is sold, otherwise disposed of, lost, rendered unfit in the Leasing Agent's good faith judgement, declared a total loss or destroyed, as of the date that such sale or other disposition is consummated or such unfitness determined. In the event, this Agreement terminates as to any container pursuant to this Section 9 by reason of destruction, unfitness or loss, the Leasing Agent shall use its best efforts to sell such container without further authorisation of CAY

10.   COMPENSATION TO THE LEASING AGENT

      As compensation for its services rendered hereunder, CAY agrees to pay to the Leasing Agent the following:

              (a) In consideration of the Leasing Agent's services in managing and leasing the containers, CAY shall pay to the Leasing Agent a management fee equal to 90% of the management fee that CAY earns from managing containers on behalf of affiliated companies and third party container owners. The management fee shall be payable to the Leasing Agent monthly, based upon the Gross Lease Revenues and Operating Expenses for the prior month.

                                                                             E45

Exhibit 10.1

              (b) In addition to the management fees payable as permitted by paragraph (a) above, CAY shall pay directly, or reimburse the Leasing Agent for the payment of, the following costs and expenses properly incurred by the Leasing Agent in the management and leasing of the containers: (i) agent fees and expenses; (ii) depot expenses of inspection, handling and storage; (iii) maintenance and repair costs not paid for by container lessees; (iv) bad debt expenses; (v) insurance premiums and the deductible under any insurance policy covering the containers and any costs of uninsured or excluded risks; (vi) charges, assessments, or levies imposed on the containers of whatever kind or nature; (vii) ad valorem, gross receipts, and other property taxes which are levied against the containers or the gross rentals therefrom; and (viii) the cost of preparation and dissemination of material and documentation relating to any sale of containers. The payment of the foregoing expenses to the Leasing Agent shall be conditional upon the review and approval by CAY.

              (c) Upon the termination of this agreement as referred to in
                  Section 9(c) above, CAY will pay or cause to be paid to the Leasing Agent, 90% of any fee earned by CAY in respect of such termination.

              (d) CAY hereby agrees to reimburse the Leasing Agent for all out-of-pocket and/or extraordinary expenses, costs, charges and disbursements made or incurred by the Leasing Agent in connection with its duties and responsibilities hereunder. All such out-of-pocket and extraordinary expenses, costs, charges and disbursements made or incurred by the Leasing Agent shall be reimbursed at the actual cost to the Leasing Agent plus a 10% processing fee.

              (e) All compensation payable to the Leasing Agent hereunder shall be paid in United States Dollars.

11.   EVENTS OF DEFAULT

      The occurrence of any one of the following events shall be an Event of
      Default:

              (a) The failure of either party to pay to the other party any net amounts when due and payable pursuant to the terms of this Agreement.

              (b) The breach by either party of any material term of this
                  Agreement, which breach is not cured or waived within thirty
                  (30) days after written notice of such breach is given by the non-breaching party to the breaching party.

              (c) The Bankruptcy or voluntary dissolution of either party.

              (d) The appointment of a receiver, custodian, or trustee to take possession of all or substantially all of the property or assets of either party or unless said petition or appointment is set aside within thirty (30) days from the date of said filing or appointment.

      Upon the occurrence of an event of default hereunder, the non-breaching party may, at its option, terminate this Agreement upon thirty (30) days prior written notice to the breaching party, together with any other rights or remedies that the non-breaching party may have under any applicable law or in equity.

12.   CAPITAL IMPROVEMENTS

        (a) The Leasing Agent may make any capital improvements to a container, if it is necessary in the Leasing Agent's opinion to make such capital improvements.

                                                                             E46

Exhibit 10.1

        (b) The cost of any capital improvement made to any container is acknowledged to be the responsibility of the container owner owing such container. In connection therewith, any payments, including, without limitation, insurance proceeds or indemnity payments from lessees received to cover any of the foregoing shall be first used to pay for any of the foregoing. The Leasing Agent shall have the right to require CAY to pay the Leasing Agent upon fifteen (15) days' prior notice and demand the cost as invoiced for any capital improvement not otherwise paid for, as aforesaid, and the Leasing Agent shall apply such payments to accomplish the same.

13.   NON-EXCLUSIVE AGREEMENT

      During the terms of this Agreement, and subject to the provisions of
      Section 8 hereof, the Leasing Agent may provide container management, sales or remarketing services directly or indirectly to any other company or on behalf of any other entity.

14.   CONFIDENTIAL INFORMATION

      The Leasing Agent agrees to hold in strict confidence all documents and information obtained with respect to CAY or the container owners and not to divulge any proprietary information of or concerning either of the same, to any other person, entity, corporation or association, and not to convey or disclose any such information or documents, without the prior consent of CAY

5.    ASSIGNMENT

      This Agreement, and the rights and duties hereunder, may not be assigned by the Leasing Agent to any other person, entity, company, or association without the prior written consent of CAY

16.   ARBITRATION

      Any controversy, claim or dispute arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration. The arbitration shall be held in London, England, and shall be conducted in English. All arbitrations shall be conducted according to the rules of commercial arbitration of the International Arbitration Association or similar organisation.

17.   MISCELLANEOUS

      (a) NOTICES. All notices, demands or requests given pursuant to this Agreement shall be written, sent by first class mail, postage prepaid, or by courier, telecopy or fax, to the following addresses:

       TO LEASING AGENT:            Cronos Containers Limited
                                    Orchard Lea
                                    Winkfield Lane
                                    Winkfield
                                    Windsor
                                    Berkshire SL4 4RU
                                    United Kingdom

                                    Telephone: (44) 1344 891111
                                    Telefax: (44) 1344 894100

       TO CAY:                      Cronos Containers (Cayman) Limited

                                    Telephone:
                                    Telefax:

                                                                             E47

Exhibit 10.1

          Notice shall be deemed effective upon personal delivery, upon confirmation of receipt of the applicable telecopy followed by confirmation telephone call, or three (3) business days after the date on which the same is deposited in the mail or with any reputable overnight courier.

      (b) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of England.

      (c) SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall incure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that assignment by the Leasing Agent is restricted by the provisions of paragraph 15 above.

      (d) SEVERABILITY. If any terms or provision of this Agreement or the performance thereof shall to any extent be invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be valid and enforced to the fullest extent permitted by law.

      (e) ENTIRE AGREEMENT; MODIFICATION. This Agreement represents the entire agreement between the parties, and may not be amended, modified or revised except upon a written document signed by each of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been duly authorised and executed by the undersigned as of the _________ day of_____________________, __________.

CRONOS CONTAINERS LIMITED                     CRONOS CONTAINERS (CAYMAN) LIMITED

BY: /S/ FRANK VAUGHAN                         BY: /S/ JAN HELLSTROM

ITS: Director                                 ITS: Director

                                                                             E48